Michael Kamps

214 Glenn Avenue * Rockwall, Texas 75087 * (972) 771-8568

June 20, 2005

Online Processing, Inc.

750 I-30 East

Suite 100

Rockwall, Texas 75087

Re:

Resignation

Dear Ms. Wonderly:

With this letter I am tendering my resignation, effective today, as Director of Online Processing, Inc.

Sincerely,

/s/ Michael Kamps

Michael Kamps